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                                                            EXHIBIT 99.906.CERT.



                     CERTIFICATIONS PURSUANT TO SECTION 906
                            OF THE SARBANES-OXLEY ACT


Vincent M. Marra, President, and Donna M. Handel, Treasurer of SunAmerica Series Trust (the "Registrant"), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the Registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.

Dated: February 16, 2007

/s/ Vincent M. Marra
Vincent M. Marra
President

/s/ Donna M. Handel
Donna M. Handel
Treasurer